QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.38

LICENSE AGREEMENT

        This Agreement is made by and between Baltimore Technologies Ltd., having a principal place of business at IFSC House, International Financial Services Centre, Custom House Quay, Dublin 1, Ireland, including its holding company, subsidiary and affiliate companies ("Baltimore") and Commerce One, having a principal place of business at 4440 Rosewood Drive, Pleasanton, CA 94588, USA ("Licensee").

        The use of all copies of Licensed Product(s), as defined below, shall be subject to the terms and conditions contained herein. This Agreement supersedes any previous agreement governing the Licensed Product(s) listed in Appendix 1, including any License Agreement contained within the install shield of Licensed Software or physically accompanying the products. In the event of conflicting information this License Agreement shall take ultimate precedence, with the exception that terms contained in Appendix 1 shall supersede these general terms and conditions in each instance of conflicting information. In addition, this Agreement is subject to the Toolkit & Upgrades Deliverables Insert.

        1.    DEFINITIONS

        1.1.  "Licensed Product(s)" means the Licensed Software and Licensed Hardware. All references to Licensed Product(s) shall include as appropriate Licensed Software, Licensed Hardware, and/or any associated Documentation or Related Materials.

        1.2.  "Licensed Software" means the set of machine-readable materials in object code ("byte code") form on media or any revision thereof, in whole or in part, provided to Licensee by or on behalf of Baltimore as set out in Appendix 1 hereto, but specifically excludes third party products supplied by Baltimore.

        1.3.  "Documentation" or "Related Materials" means the user documentation and any other materials related to the Licensed Product(s) provided in any form to Licensee by or on behalf of Baltimore.

        1.4.  "Licensee Program(s)" means computer software programs intended for the End User market rightfully manufactured, sold or licensed by Licensee.

        1.5.  "Licensee Product" means the product(s) described in Appendix 1 and authorised to be developed by Licensee for Enterprise Use or intended for the End User market, containing both Licensee Program(s) and the Licensed Software in accordance with this Agreement. The Licensee Product must i) represent a significant functional and value enhancement to the Licensed Software such that the primary reason to license such Licensed Software is other than the right to receive a license to the functionality of the Licensed Software included in the Licensee Product and where the Licensed Software provides a minority of the value of the Licensee Product together with which it comprises a complete application; ii) not directly expose or pass through any application programmer's interfaces (APIs); and iii) unless otherwise expressly provided in Appendix 1, not be a security add-on or "bolt-on", the primary purpose of which is providing security to a third party's product.

        1.6.  "Runtime Components" means any components of the Licensed Software incorporated in or used in the execution of the Licensee Product.

        1.7.  "Effective Date" means the date on which the last signature is affixed to this Agreement.

        1.8.  "Distributor" means a dealer or distributor in the business of reselling or relicensing the Licensee Product to End User Customers, directly or through one or more Distributors, by virtue of authority granted by Licensee. A Distributor shall have no rights to modify any part of the Licensed Product(s) as contained within the Licensee Product.

        1.9.  "End User Customer" or "End User" means a person or an entity receiving from Licensee or a Distributor Licensed Software as part of the Licensee Product for personal or internal use and primarily not for resale, redistribution or other transfer of such Licensee Product to any other person or entity.

        1.10. "Machine" means any piece of electronic equipment capable of running software, programs or components.

        1.11. "Affiliate" means any company controlling, controlled by or under common control with a Party.

        1.12. "Non-Disclosure Agreement" means the confidentiality agreement entered into between the Parties on or prior to the Effective Date hereof.

        1.13. "Day" means a calendar day.

        2.    LICENSE

        This Agreement grants Licensee a revocable (as set forth in section 14.5) non-exclusive, non-transferable, limited License under the terms and conditions set out in this Agreement to use and/or distribute the Licensed Product(s) solely as specified herein.

        3.    RESTRICTIONS

        3.1.  Licensee must have a reasonable process in place to ensure that the number of Developers of the Licensed Product(s) do not, at any one time, exceed the number of licenses purchased by Licensee. Licensee will, upon the request of Baltimore, certify to Baltimore the number of Developers of the Licensed Product(s). Having more Developers of the Licensed Product(s) than licensed is a material breach of this Agreement.

        3.2.  A separate "Runtime License" is required for the production and/or operation of each copy of the Licensee Product. The number of Runtime Licenses required or alternate Royalty arrangements are described in Appendix 1.

        3.3.  Source code of Licensed Software (other than included header files and demonstration code) and design documentation are never considered part of Licensed Software and are neither delivered nor under any circumstances licensed to Licensee hereunder. Licensee shall not modify, adapt, translate, decompile, disassemble or reverse engineer Licensed Software or any part thereof in any form whatsoever, or otherwise attempt to derive source code or create derivative works, other than Licensee Products therefrom, and shall not authorise or allow any third party to do any of the above.

          3.3.1.     Baltimore will place a copy of Licensed Software source code in escrow with a mutually agreed escrow agent subject to License's payment of escrow fees.

        3.4.  Licensee shall have no right to use the Licensed Product(s), in whole or in part, for any purpose other than specified herein. Appendix 1 describes in detail the usage limitations for each Licensed Product under this Agreement Prohibited activities include but are not limited to:

          3.4.1. Except as expressly provided in this agreement, licensee may not in any manner use the Licensed Product(s) on behalf of any third party;

          3.4.2. Licensee may not in any manner license, sell, offer or expose for sale, lease, loan, transfer, rent, charge or otherwise encumber, give away or otherwise disseminate Licensed Hardware, Documentation or Related Materials, in whole or in part;

          3.4.3. Licensee may not in any manner license, sell, offer or expose for sale, lease, loan, transfer, rent, charge or otherwise encumber, give away or otherwise disseminate Licensed Software, Documentation or Related Materials, in whole or in part, independently of the Licensee Product or as and unless otherwise specified herein;

          3.4.4. Licensee may not in any manner integrate Licensed Product(s) into products or computer software programs of third parties (including but not limited to Affiliates of the Licensee);

          3.4.5. Licensee may not make any communication, display, performance or other form of distribution to the public of any Licensed Product(s) in whole or in part; and

          3.4.6. Each copy of the Licensee Product must include Baltimore's copyright and other proprietary notices as described herein and included in the Licensed Software and must be accompanied by a license or sublicense agreement that includes at a minimum i) prohibitions against reverse engineering, disassembly, or decompilation of the object code. In addition, in the event that any end user violates the license restrictions relating to the licensed software, Commerce One will assign to Baltimore to assert claims against such end user.

        3.5.  Licensee may make one (1) copy of Licensed Software in machine readable, object code form, solely for backup or archival purposes, provided that such copy of the Licensed Software shall include all applicable copyright, trademark and other proprietary notices of Baltimore. This backup copy may not be used in any manner while the Licensed Software is materially operable. Licensee may not copy any of the Documentation or Related Materials. Additional copies of any Related Materials may be requested from Baltimore at the then-current purchase price.

        4.    DELIVERY AND ACCEPTANCE

        4.1.  Delivery

          4.1.1.     Baltimore shall deliver to Licensee the Licensed Product(s) within fourteen (14) days of the Effective Date, using one of the following methods, (to be specified in Appendix 1):

            4.1.1.1.     delivered via post or courier ("Physical Delivery"); or

            4.1.1.2.     downloaded via the World Wide Web (Licensed Software only).

            4.1.2. Delivery is deemed to have been made when the Licensed Product(s) enter into Licensee's possession. Baltimore shall maintain complete records of Delivery and Licensee shall be obligated to provide Baltimore written confirmation within twenty-four (24) hours of receipt of Delivery.

        4.2.  Acceptance

          4.2.1.     By execution hereof, opening the sealed package of or using the Licensed Product(s), Licensee confirms its acceptance of this Agreement and all conditions hereto. If Licensee does not accept the terms and conditions of this Agreement, Licensee should immediately return Licensed Product(s) and all packaging, unused and unopened, to Baltimore.

          4.2.2.     Licensee shall be obliged to inspect the Licensed Product(s) with due care upon Delivery.

          4.2.3.     The Licensed Product(s) shall be considered accepted unless Baltimore is otherwise notified within five (5) days following Delivery.

          4.2.4.     The primary criterion for acceptance of the Licensed Product(s) shall be conformance to the published User Documentation. However, additional acceptance criteria are detailed in the Toolkit & Upgrades Deliverables Insert.

          4.2.5.     Acceptance constitutes acknowledgement of Licensed Product(s) Delivery as ordered, and does not compromise, invalidate or otherwise affect Warranty provisions.

        4.3.  Remedies for Failure or Non-Acceptance of Delivery If Licensee rejects Delivery of the Licensed Product(s) pursuant to Clause 4.2 (including all sub-clauses thereto), Baltimore will replace the Licensed Product(s) in accordance with the Warranty provisions set forth in Section 10) herein.

        5.    PAYMENTS

        5.1.  Baltimore reserves the unequivocal right to change its International Price List at any time and from time to time without notice. All orders must be priced according to the International Price List current at the time of order.

        5.2.  License Fee

        The License Fees payable for Licensed Product(s) are specified in Appendix 1.

        5.3.  Maintenance Fees

        If a Maintenance and Support Agreement is executed in conjunction with this License Agreement, a copy will be attached hereto and the fees outlined in Exhibit A to the Maintenance and Support Agreement.

        5.4.  Taxes

        Licensee shall bear all applicable taxes.

        6.    MAINTENANCE AND SUPPORT

        6.1.  Licensee may request a Maintenance and Support Agreement for the Licensed Product(s) from Baltimore and by means of Electronic Mail (E-mail), Facsimile, or in writing to Baltimore at the address set forth above.

        6.2.  Maintenance and Support Services are provided pursuant to a separate Maintenance and Support Agreement. If a Maintenance and Support Agreement is executed in conjunction with this License Agreement, a copy will be attached hereto.

        7.    ASSIGNMENT

        7.1.  Licensee may not assign, sublicense or otherwise transfer this Agreement or any rights or obligations granted hereunder to any third party without the prior written consent of Baltimore, which consent shall not be unreasonably withheld.

          7.1.1.     Any amalgamation or merger of Licensee with any corporate or any other legal entity shall be considered as assignment.

        7.2.  Baltimore may assign or transfer its rights and obligations under this Agreement at any time with notice to the Licensee. Such assignee shall be entitled to enforce the same against Licensee as if it were named in this Agreement as Baltimore.

        8.    OWNERSHIP

        8.1.  All title, ownership rights and intellectual property rights (including, without limitation, all copyright, confidential information, patents, design rights, trademarks, and database rights) in and to Licensed Product(s) shall remain in Baltimore and/or its suppliers. Licensee acquires no title, right or interest in Licensed Product(s) other than the licenses specifically granted herein by Baltimore and title to the media upon which Licensed Software is delivered (if Physical Delivery is made pursuant to Clause 4.1).

        8.2.  Grant of license shall not be deemed to result in or refer to sale, transfer or any other conveyance to Licensee of Baltimore's trademarks or any other intellectual property right of whatsoever nature held or used by Baltimore. Baltimore will retain all rights in and to any copy, translation, modification, enhancement, improvement, development, adaptation or derivation of Licensed Product(s) and any work performed by Baltimore under this Agreement or the Maintenance and Support Agreement. This does not include Licensee Products (except to the extent they include Licensed Products).

        8.3.  Licensee shall not apply to register any trademark or trade name held or used by Baltimore or any word or combination of words confusingly similar to them anywhere in the world. Baltimore Technologies, Global E--Security, Global E-Security, E-Security, E--Security, TrustedWorld, PKI World, Zergo, ZSA CyberTrust, OmniRoot and Baltimore product names including UniCERT, MailSecure, WebSecure, PKI-Plus, W/Secure, X/Secure and J/CRYPTO are all trademarks of Baltimore Technologies plc and its subsidiaries.

        9.    TRADEMARK, LOGO AND PROPRIETARY NOTICES

        9.1.  Licensee will include appropriate Baltimore trademark, logo and a statement identifying Baltimore as the creator and owner of the Licensed Software and the Baltimore and Licensed Software trademarks splashes, about-dialogues and product documentation relating to the Licensee Product with Baltimore proprietary notices and markings.

        9.2.  Licensee shall not remove any trademark, trade name, copyright notice or other proprietary notice from Licensed Product(s), and shall be responsible for the conservation of the same on all copies received under this Agreement and on any backup copy of Licensed Software created in accordance with this Agreement.

        10.    WARRANTIES

        10.1. Licensee acknowledges and accepts that Licensed Software is a complex software product and may include defects.

        10.2. Material Defect

          10.2.1.     Baltimore warrants that the medium on which Licensed Software is recorded (if and only if Physical Delivery is effected pursuant to Clause 4.1) is free from defects in materials or workmanship under normal use and service for a period of ninety (90) days from Delivery. If Licensee discovers any physical defects in the medium on which Licensed Software is recorded, Baltimore will replace the Licensed Software at no charge to Licensee, provided that Licensee returns the defective item with proof of purchase and proof of Delivery to Baltimore within the ninety (90) day period after Delivery.

          10.2.2.     If, pursuant to Clause 4.2 (including all sub-clauses thereto), Licensee discovers any material defect within Licensed Software (which shall specifically mean that the License Software is materially and functionally inoperable and is verified by Baltimore as such within the Baltimore test environment), Baltimore will repair or replace such Licensed Software at no charge to Licensee, provided that Licensee reports such defect within the ninety (90) day warranty period following Delivery.

            10.2.2.1.     If Baltimore cannot, following commercially reasonable efforts, replace or repair materially defective Licensed Software, Baltimore will refund the License Fees for the defective product.

          10.2.3. THE REMEDIES DESCRIBED IN THIS SECTION 10.2 ARE LICENSEE'S EXCLUSIVE REMEDY AND BALTIMORE'S ONLY LIABILITY FOR ANY DEFECT IN LICENSED PRODUCT(S).

        10.3. EXCEPT AS EXPRESSLY SET FORTH HEREIN, BALTIMORE PROVIDES LICENSED PRODUCT(S) "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. BALTIMORE SPECIFICALLY DISCLAIMS ANY WARRANTY THAT FUNCTIONS CONTAINED IN LICENSED PRODUCT(S) OR THE RESULTS OF USE WILL MEET LICENSEE'S REQUIREMENTS, THAT OPERATION OF LICENSED PRODUCT(S) WILL BE UNINTERRUPTED OR ERROR FREE OR THAT ANY DEFECT WILL BE CORRECTABLE. LICENSEE ASSUMES THE ENTIRE RISK AS TO THE SUITABILITY, QUALITY AND PERFORMANCE OF LICENSED PRODUCT(S).

        10.4. Baltimore warrants that maintenance for the purpose of keeping Licensed Product(s) compliant with applicable technology standards and up to date with general development in the field will be available on terms and conditions described in the Maintenance and Support Agreement for a minimum period of two (2) years from the Effective Date. Services will be provided pursuant to a duly executed Maintenance and Support Agreement and full payment of all associated fees.

        10.5. Baltimore warrants that, without any change in operations or procedures, Licensed Software (as applicable) will record, store, process and present calendar dates falling on or after 1 January 2000 in the same manner and with the same functionality as dates falling on or before 31 December 1999.

          10.5.1.     Baltimore's Developer Toolkits are Y2K compliant. Licensee acknowledges and accepts that Developers Toolkits account only for a portion of any Licensee Product, which may introduce Year 2000 bugs independent of the Baltimore code included in such application. Therefore, while Baltimore can make statements about its own products, it cannot legally or categorically rule out Year 2000 bugs in any Licensee Product.

        11.    LIMITED LIABILITY

        11.1. Except for Intellectual Property Indemnity (Section 12), neither Party's total liability for any claim, demand or action arising out of or relating to this Agreement or the transaction contemplated hereby shall in any case exceed $1Million.

        11.2. Neither Party shall have any liability to the other for any indirect, incidental, consequential, special or exemplary damages (including but not limited to damages for loss of business profits, business interruption, loss of business information, data, goodwill or other pecuniary loss), under any cause of action or theory of liability arising out of the use, inability to use, or defect in Licensed Product(s), irrespective of whether such Party has advance notice of the possibility of such damages. These limitations shall apply notwithstanding failure of the essential purpose of any limited remedy. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO BREACH OF CONFIDENTIALITY.

        11.3. Licensee agrees to indemnify and hold harmless Baltimore and its past, present and future officers, directors and employees from and against any and all claims, suits or actions asserted against any or all of them arising in any manner from any negligent act or omission of Licensee or its present or future employees, officers, directors, members or agents unless such act or omission was pursuant to the specific written request and authorization of Baltimore. Baltimore agrees to indemnify and hold harmless Licensee and its past, present and future officers, directors and employees from and against any and all claims, suits or actions asserted against any or all of them arising in any manner from any negligent act or omission of Baltimore or its present or future employees, officers, directors, members or agents unless such act or omission was pursuant to the specific written request and authorization of Licensee.

        11.4. Baltimore expressly denies any use of Licensed Product(s) in or in connection with Life-Critical Solutions and accepts no liability in respect of any actions breaching this restriction. Licensee assumes full liability and shall indemnify and hold Baltimore harmless from any claims based on this restricted use of Licensed Product(s). "Life Critical Solution" means an application software package or hardware device whose functioning or malfunctioning may result directly or indirectly in physical injury or the loss of human life.

        12.    INTELLECTUAL PROPERTY INDEMNITY

        12.1. Baltimore warrants that it has full right and power to grant Licensee the rights described herein and to enter into this Agreement.

        12.2. Baltimore warrants that (i) Licensed Product(s) are developed or validly acquired by Baltimore and (ii) Baltimore has not received notice of or otherwise is aware of any claim or threat of claim that Licensed Product(s) infringe any patent, trade secret, copyright or any other Intellectual Property Rights of any third party. Baltimore will settle and/or defend at its own expense and pay any resulting awards and settlements arising from any claim, demand, suit or action against Licensee, to the extent such claim, demand, suit or action alleges that Licensed Product(s) as supplied by Baltimore infringes upon any Intellectual Property Right of any third party, provided that (i) Licensee promptly informs Baltimore in writing of any such claim, demand, suit or action, (ii) Baltimore is given sole control over the defence thereof and Licensee cooperates in the defence at Baltimore's expense, and (iii) Licensee will not agree to the settlement or any such claim, demand, suit or action prior to a final judgement thereon without Baltimore's prior written consent. Licensee shall, at its expense, have the right to select its own counsel to participate in any such defence.

          12.2.1.     If a legitimate claim, demand, suit or action alleging infringement is brought or Baltimore believes one may be brought, Baltimore shall have the option at its expense to (i) modify the Licensed Product(s) to avoid the allegation of infringement, or (ii) obtain Licensee a license to continue using the Licensed Product(s) in accordance with this Agreement.

            12.2.1.1.     If Baltimore cannot, following commercially reasonable efforts, modify or obtain license for infringing Licensed Software, Baltimore will refund the License Fees for the infringing product.

        12.3. Baltimore shall in no case be held liable for any infringement of intellectual property rights arising from any use or modification of Licensed Product(s) not expressly allowed herein, and accepts no responsibility of any kind for infringement arising from Licensee Product unrelated to the Licensed Products.

        12.4. Licensee hereby acknowledges and accepts that Licensed Software includes algorithms as well as formulae patented by third parties as set forth in Appendix 1. Licensee hereby undertakes to acquire at its own cost any patent or other license required for the use of such third party components. Licensee shall indemnify and hold Baltimore harmless against all claims regarding infringement resulting from licensees failure to do so.

        Baltimore will under no circumstances be responsible for infringement resulting from use of Licensed Software in violation of this Agreement, or from combination of Licensed Software with programs or environments which infringe where Licensed Software alone does not.

        13.    TERM

        This Agreement is effective from the Effective Date and, unless otherwise specified in Appendix 1, shall remain in force unless terminated.

        14.    TERMINATION

        14.1. In addition to the termination provisions otherwise herein incorporated, Baltimore may terminate this Agreement and the License granted hereunder with immediate effect upon written notice to Licensee if:

          14.1.1.     Licensee uncurably breaches any material provision of this Agreement;

          14.1.2.     Licensee fails to comply with any reporting requirement or fails to make a timely payment of any sum due to Baltimore and does not remedy such failure within thirty (30) days of receipt of written notice of failure; or

          14.1.3.     Licensee suffers a change of direct or indirect Control or purports to assign the burden or benefit or charge the benefits of this Agreement without the prior written consent of Baltimore. "Control" as herein used means the ownership of more than fifty percent (50%) of the issued capital or the legal power to direct or cause the direction of the general management and policies of the shareholders in question.

          14.1.4.     Licensee fails to comply with any applicable legislative or regulatory requirement in the course of its use of Licensed Product(s) and does not remedy such failure within thirty (30) days of receipt of written notice of failure.

        14.2. Either Party may terminate this Agreement and the License granted hereunder with immediate effect by written notice to the other Party in the event that:

          14.2.1.     the other Party becomes insolvent, is adjudged bankrupt or becomes the subject of dissolution, liquidation or bankruptcy proceedings whether voluntarily or involuntarily, is subject to the appointment of a receiver or examiner, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of creditors, or otherwise discontinues business; or

          14.2.2.     the other Party is in material breach or default of the terms or conditions of this Agreement and shall fail to remedy such breach or default within thirty (30) days of receipt of written notice from the other Party asserting the breach or default.

        14.3. Termination of the Maintenance and Support Agreement shall not be deemed to form a cause for termination of this Agreement.

        14.4. The provisions of all clauses which by sense or content must survive, specifically including but not limited to Sections 8, 9, 11, 12, 16, 17,18 and 19 herein, shall survive termination for any reason. Baltimore reserves the right to take any legal action necessary to recover outstanding debts payable to Baltimore and any damages incurred by Baltimore.

        14.5. Upon termination of this Agreement and the License granted hereunder:

          14.5.1.     Licensee shall immediately cease any further use of Licensed Product(s) and must, at its own expense and Baltimore's option, either return to Baltimore or destroy and deliver to Baltimore a certificate of comprehensive destruction, all copies of Licensed Product(s) in any form in Licensee's possession or control. Licensee may retain only such copies of the Licensed Software, Documentation and Related Materials as are necessary for the purposes of providing maintenance service Licensee Product already shipped and extending for a maximum of five (5) years from the termination date of this Agreement. Maintenance service shall be limited to repair and replacement of defective Licensee Product, but shall specifically exclude the addition of any new or enhanced functionality with regard to Licensed Software or any Runtime Components thereof within the Licensee Product.

          14.5.2.     Licensee shall immediately cease to produce the Licensee Product.

          14.5.3.     Licensee shall cease to make any reference to trademarks, trade names or any other intellectual property rights owned or generally used by Baltimore, except in connection with the maintenance service referred to above.

          14.5.4.     any and all Licensee Product sublicenses previously granted shall continue unaffected, subject to the limitations of Clause 14.5.1.

          14.5.5.     any Maintenance and Support Agreement shall automatically expire on termination of this Agreement.

        14.6. Termination of this Agreement shall be without prejudice to the Parties accrued rights hereunder.

        15.    FORCE MAJEURE

        15.1. The terms and conditions of this Agreement are subject to Force Majeure and neither Party shall be responsible for any consequence caused by circumstances beyond its reasonable control, including but not limited to war (whether or not declared), acts of government or the European Union, export or import prohibitions, breakdown or general unavailability of transport, general shortages of energy, fire, explosions, accidents, strikes or other concerted actions of workmen, lockouts, sabotage, civil commotion and riots.

        15.2. If either Party suffers delay in execution of its contractual obligations due to such circumstances, the Party shall as soon as possible give the other Party notice in writing of the cause of delay. Such Party shall, however, perform said contractual obligations as promptly as reasonably practicable after removal of the cause and/or its effects.

        15.3. Neither Party shall claim damage or any other compensation from the other Party for delays or nonfulfillment of this Agreement caused by Force Majeure.

        15.4. In the event the delay or non-performance of either Party under Force Majeure continues for a period of six (6) months, either Party shall have the right to terminate this Agreement with immediate effect without liability.

        16.    CONFIDENTIALITY

        16.1. The Parties agree that the existence and content of this Agreement and the documentation, code and technology exchanged hereunder are confidential information, subject to the terms of the Non-Disclosure Agreement executed by the Parties or (in the absence of a signed version) the current Baltimore standard Non-Disclosure Agreement.

        16.2. Licensed Product(s), Documentation and Related Materials are delivered on a confidential basis and Licensee is responsible for employing reasonable measures to prevent unauthorised use thereof, which measures shall not be less onerous than those employed by Licensee in protecting its own proprietary information. Licensee may disclose Licensed Product(s), Documentation and Related Materials to its employees only as necessary for the use permitted under this Agreement.

        16.3. The obligations of this Section 16 shall remain in force for the term of this Agreement and for a period of one (1) year following any termination or expiry hereof.

        17.    AMENDMENT; WAIVER

        No modification or waiver of any provision herein shall be binding on either Party unless specifically agreed upon in writing and signed by both Parties hereto. No delay, neglect or forbearance to exercise or enforce any right or remedy granted hereunder shall operate as a waiver thereof, nor in any way prejudice a Party's rights hereunder. No waiver of any breach shall operate as a waiver of any separate or subsequent breach.

        18.    SEVERABILITY

        18.1. The unenforceability or invalidity, in whole or in part, of any provision herein shall not affect the validity or enforceability of any other provision.

        18.2. If the invalidity of any provision materially alters the original balance of interests of Baltimore and Licensee, the Parties shall negotiate in good faith new provisions to restore the original intention of the Parties hereunder.

        19.    LAW AND JURISDICTION

        Unless otherwise specified in Appendix 1, jurisdiction shall be as follows: If the License is granted to a Licensee in the United States of America, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If the License is granted to a Licensee in the rest of the world, this Agreement shall be governed by and construed in accordance with the laws of Ireland and the parties hereby submit to the exclusive jurisdiction of the courts of Ireland.

        20.    NOTICES

        20.1. Any notice required or authorised to be given hereunder or any other communication between the Parties provided for hereunder shall be addressed to a Party's registered office, its address as given in this Agreement, or any other address provided to the other Party as its service address, and may be served by one (or more) of the following methods:

          20.1.1.     prepaid registered airmail letter;

          20.1.2.     cable; or overnight mail

          20.1.3.     telefax.

        20.2. Any notice so given shall be deemed to have been served according to the following timeframes:

          20.2.1.     if delivered via post, notice will be deemed given twelve (12) days after the same shall have been mailed (the day of mailing not included);

          20.2.2.     if delivered via cable, notice will be deemed given twenty-four (24) hours after it shall have been despatched; if delivered by overnight mail (e.g. Fedex) notice will be deemed to be given upon confirmation of delivery and

          20.2.3.     if delivered via telefax, notice will be deemed received on despatch.

        20.3. In proving such service it shall be sufficient to prove that the letter, cable or telefax containing the notice was properly addressed and, as the case may be, put into the post, handed to a cable office or transmitted or, alternatively, received in the event of actual receipt earlier than herein stipulated.

        21.    LANGUAGE

        The English language governs all documents, notices and meetings of any kind relating to this Agreement. All communications, documents and proceedings of any kind must either be in English or accompanied by a certified English translation thereof.

        22.    ENTIRETY OF AGREEMENT

        The terms and conditions of this Agreement, including Toolkit Deliverables insert and other Appendices incorporated herein, constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior communications, written or oral, excluding the Non-Disclosure Agreement. These terms and conditions shall prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgement or other writing not expressly incorporated into this Agreement. Once this Agreement is signed, any reproduction of this Agreement made by reliable means (e.g., by photocopy or facsimile) is considered an original. The headings in this Agreement are for ease of reference only and shall not in any way affect the interpretation of this Agreement or any provision thereof.

        IN WITNESS WHEREOF AND SUBJECT TO THE TERMS AND CONDITIONS HERETO, the Parties hereto execute this Agreement as of the date below.

FOR LICENSEE		FOR BALTIMORE
SIGNATURE:	/s/ SAM PRATHER	SIGNATURE:	/s/ JAMES KELLY
NAME:	Sam Prather	NAME:	James M. Kelly
TITLE:	SVP Engineering	TITLE:	Vice President
DATE:	6/30/00	DATE:	7/20/00

APPENDIX 1

PRODUCT AND LICENSE FEE EXHIBIT

1.
Licensed Product(s)

1.1   Licensed Software

Product Name	Platform
[**]

[**] Confidential treatment requested.

2.
Delivery

        The Licensed Software will be delivered to Licensee's principal place of business via Physical Delivery pursuant to Section 4 of the License Agreement. The place of business as requested by the Licensee is: Attn: Rob Williams, Commerce One Inc., 19191 Vallco Parkway, Cupertino, California 95014, USA.

3.
Usage Limitations

        Subject to all other terms and conditions of this Agreement, the Licensed Software may be used only as necessary in the development, production and maintenance of and distributed as embedded object code only components within the Licensee Product described below.

4.
Third-Party Patents

        The Licensed Software contains an algorithm belonging to RSA Data Security which is subject to patent restrictions and which may not be used or distributed in any manner within the United States of America without specific license from RSA. This restriction remains in effect until September 2000, after which the conditions governing use of the RSA algorithm within the US will change. Licensee acknowledges this restriction and agrees to be bound by it. Baltimore may, at its option, provide Licensee with a US version of the Licensed Software which may be used and distributed within the United States of America without violation of the RSA patent restrictions.

5.
Program Membership

        On execution of this document Licensee joins the TrustedWorld™ Partner Program as an e-security/ISV member. Benefits of the program as described in the TrustedWorld™ Partner Program Guide (the "Program Guide") and the specific benefits of e-security/ISV membership (the "Partner Guide") are automatically made available to Licensee. Baltimore reserves the absolute right to amend the Program and Partner Guides from time to time, and copies of any such amendments will be made available to Licensee within thirty (30) days of release.

        Licensee acknowledges and accepts that termination or expiry of its Licensee status will automatically terminate its membership in the TrustedWorld™ Partner Program.

        Licensee agrees to insert and maintain, within the Licensee Product and marketing materials, in the manner described in this Section, the e-Security Seal in the same manner as detailed in section 9 above pertaining to Baltimore trademarks, logos and proprietary notices.

6.
Licensee Product

        "Licensee Product" means all Commerce One software products.

7.
Fees

a)    License Fee—developer kits

Product Name	No. of Developer Kits	Fees
[**]

b)    Runtime/Royalty Fees

        A non-refundable Royalty Fee Buyout of [**] is due and payable as shown below. This includes unlimited Runtime Licenses for the Licensed Software solely as embedded components within the Licensee Product described above.

Product Name	Royalty Fee buyout
[**]

[**] Confidential treatment requested.

c)     Maintenance and Support Fees

        Maintenance and Support fees are detailed in Exhibit A to the Maintenance and Support Agreement.

8.
Payment Terms

a)
All prices are quoted in US Dollars and are exclusive of tax and any delivery costs.

b)
All payments are payable on Delivery and due within thirty (30) days of the Invoice Date.

        Any payments not received at Baltimore's bank within the thirty (30) day payment period will have interest charged on them at the rate of three percent (3%) above the base lending rate published by Fleet Bank for the period from when such payment was due until the date the payment is actually received.

        Payment should be made to:

        [**]

FOR LICENSEE		FOR BALTIMORE
SIGNATURE:	/s/ SAM PRATHER	SIGNATURE:	/s/ JAMES KELLY
NAME:	Sam Prather	NAME:	James Kelly
TITLE:	SVP Engineering	TITLE:	Vice President
DATE:	6-30-2000	DATE:	7/20/00

QuickLinks

LICENSE AGREEMENT